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                                                                 Exhibit No. 4.2




                            THE ALLSTATE CORPORATION

                                       AND

                 STATE STREET BANK AND TRUST COMPANY, as Trustee



             -------------------------------------------------------

                         SIXTH SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED DECEMBER 16, 1997
                            (SENIOR DEBT SECURITIES)

                            Dated as of June 12, 2000

             -------------------------------------------------------




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                            THE ALLSTATE CORPORATION

                         SIXTH SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED DECEMBER 16, 1997
                            (SENIOR DEBT SECURITIES)

          SIXTH SUPPLEMENTAL INDENTURE, dated as of June 12, 2000, between THE ALLSTATE CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                    RECITALS

          The Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997, as amended by the Third Supplemental Indenture dated as of July 23, 1999 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

          On December 16, 1997, the Company executed and delivered to the Trustee a First Supplemental Indenture to the Indenture (the "First Supplemental Indenture"), providing for the issuance of $250,000,000 in principal amount of 7 1/8% Senior Quarterly Interest Bonds due 2097 (the "2097 Senior Bonds"). The Company issued the 2097 Senior Bonds on December 19, 1997.

          On May 20, 1998, the Company executed and delivered to the Trustee a Second Supplemental Indenture to the Indenture (the "Second Supplemental Indenture"), providing for the issuance of $250,000,000 in principal amount of 6.75% Senior Debentures due May 15, 2018 and $250,000,000 in principal amount of 6.90% Senior Debentures due May 15, 2038. The Company issued the 6.75% Senior Debentures due May 15, 2018 and the 6.90% Senior Debentures due May 15, 2038 on May 20, 1998.

          On November 17, 1999, the Company executed and delivered to the Trustee a Fourth Supplemental Indenture to the Indenture (the "Fourth Supplemental Indenture"), providing for the issuance of $750,000,000 in principal amount of 7.20% Senior Notes due December 1, 2009 (the "2009 Senior Notes"). The Company issued the 2009 Senior Notes on November 17, 1999.

          On May 1, 2000, the Company executed and delivered to the Trustee a Fifth Supplemental Indenture to the Indenture (the "Fifth Supplemental Indenture"), providing for the issuance of $900,000,000 in principal amount of 7 7/8% Senior Notes due 2005 (the "2005 Senior Notes"). The Company issued the 2005 Senior Notes on May 1, 2000.

          Section 901(9) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to correct or supplement any provision of the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

          Section 904 of the Indenture provides that upon execution of any indenture supplemental to the Indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered under the Indenture shall be bound thereby.

          NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:


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                                    ARTICLE I

                       Relation to Indenture; Definitions

          Section 1.1. RELATION TO INDENTURE. This Sixth Supplemental Indenture constitutes an integral part of the Indenture.

          Section 1.2. DEFINITIONS. For all purposes of this Sixth Supplemental
Indenture:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture; and

          (c) The terms "herein," "hereof," "hereunder" and other words of similar import refer to the Indenture.


                                   ARTICLE II

                            The Series of Securities

          Section 2.1. DEFINITIONS.

          (a) Section 101 of the Indenture shall be amended by deleting the definition of "Company Request" and "Company Order" and replacing such definition with the following:

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two of the following officers, provided that at least one of the signing officers is the principal executive officer, principal operating officer, principal financial officer, principal accounting officer or Treasurer of the
          Company: Chairman of the Board; Chief Executive Officer; President; Chief Operating Officer; Chief Financial Officer; General Counsel; Treasurer; Secretary; Controller; any Vice President; any Assistant Treasurer; any Assistant Secretary; and any Assistant Vice President.

          (b) Section 101 of the Indenture shall be amended by deleting the definition of "Officers' Certificate" and replacing such definition with the following:

          "Officers' Certificate" means a certificate signed by any two of the following officers and delivered to the Trustee, provided that at least one of the signing officers is the principal executive officer, principal operating officer, principal financial officer, principal accounting officer or Treasurer of the Company: Chairman of the Board; Chief Executive Officer; President; Chief Operating Officer; Chief Financial Officer; General Counsel; Treasurer; Secretary; Controller; any Vice President; any Assistant Treasurer; any Assistant Secretary; and any Assistant Vice President.


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                                   ARTICLE III

                            Miscellaneous Provisions

          Section 3.1. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture.

          Section 3.2. ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

          Section 3.3. COUNTERPARTS. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 3.4. GOVERNING LAW. THIS SIXTH SUPPLEMENTAL INDENTURE AND EACH DEBENTURE, BOND AND NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                    * * * * *


          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                   THE ALLSTATE CORPORATION

                                   By:
                                        -----------------------------------
                                        Edward M. Liddy
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                                   STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee

                                   By:
                                        -----------------------------------

                                   Its:
                                        -----------------------------------


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